EXHIBIT 21.1



                       SUBSIDIARIES OF MOTIENT CORPORATION

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

Name                                                Location of Incorporation
- ----                                                -------------------------

Motient Holdings Inc.                               State of Delaware

Motient Communications Inc.                         State of Delaware

Motient Services Inc.                               State of Delaware and
                                                    Commonwealth of Virginia

Motient Services Inc. of Virginia                   Commonwealth of Virginia

Mobile Satellite Ventures LLC                       State of Delaware

XM Satellite Radio Inc.                             State of Delaware

XM Satellite Radio Holdings Inc.                    State of Delaware

XM Radio Inc.                                       State of Delaware

XM Equipment Leasing LLC                            State of Delaware

XM Innovations Inc.                                 State of Delaware

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